                                   EXHIBIT 4.4

                  PAYMENT AGREEMENT WITH FIDELITY TRANSFER CO.


                            Fidelity Transfer company
                        1800 South West Temple, suite 301
                           Salt Lake City, Utah 84115
                                  801-484-7222
                                Fax 801-466-4122

                               September 15, 2001

Covingham Capital Corp.
Covingham Capital Corp
174 Dorchester Drive
Salt Lake City, Ut 84103


This is confirm our telephone conversation regard payment for services. I agree to accept 10,000 shares of common stock a payment for services rendered.


Yours truly,


/s/ Kevin Kopaunik, Preident
Fidelity Transfer company